Q4 Supplemental Package FEBRUARY 19, 2019 Table of Contents Financial Highlights S-1 Consolidated Balance Sheets S-2 Consolidated Statements of Comprehensive Income S-3 Consolidated Statements of Funds from Operations S-4 Owned Properties Results of Operations S-5 Same Store Owned Properties Operating Expenses S-6 Seasonality of Operations S-7 Seasonality of Operations - Build-up to 2019 Same Store Grouping S-8 Investment Update S-9 Owned Development Update S-10 Presale Development Update S-11 Third-Party Development Update S-12 Management Services Update S-13 Capital Structure S-14 Interest Coverage S-15 Capital Allocation – Long Term Funding Plan (2019-2023) S-16 2019 Outlook - Summary S-17 2019 Outlook - Detail S-18 Detail of Property Groupings S-19 Definitions S-20 Investor Information S-22

Financial Highlights

($ in thousands, except share and per share data)

Operating Data	Three Months Ended December 31,				Year Ended December 31,			
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Total revenues	$ 245,873	$ 227,563	$ 18,310	8.0%	$ 880,810	$ 796,447	$ 84,363	10.6%
Operating income	67,520	63,134	4,386	6.9%	212,595	141,906	70,689	49.8%
Net income attributable to ACC[1]	47,504	39,062	8,442	21.6%	117,095	69,038	48,057	69.6%
Net income per share - basic and diluted	0.34	0.28			0.84	0.50		
Funds From Operations ("FFO")[2]	113,320	103,909	9,411	9.1%	329,436	317,358	12,078	3.8%
FFO per share - diluted[2]	0.82	0.75	0.07	9.3%	2.38	2.31	0.07	3.0%
Funds From Operations - Modified ("FFOM")[2]	100,243	100,051	192	0.2%	319,837	317,886	1,951	0.6%
FFOM per share - diluted[2]	0.72	0.72	0.00	0.0%	2.31	2.32	(0.01)	(0.4%)

Market Capitalization and Unsecured Notes Covenants[3]	December 31, 2018	December 31, 2017
Debt to total market capitalization	34.6%	34.8%
Net debt to EBITDA[4]	6.3x	6.8x
Unencumbered asset value to total asset value	81.2%	83.7%
Total debt to total asset value	36.5%	38.0%
Secured debt to total asset value	10.2%	8.2%
Unencumbered asset value to unsecured debt	308.0%	280.1%
Interest coverage[4]	4.2x	4.2x

1. Excluding net gain from the extinguishment of debt, net income attributable to ACC for the three months ended December 31, 2018 would have been $38.9 million. Excluding net gains from the extinguishment of debt, net losses and net gains from dispositions of real estate and impairment charges, net income attributable to ACC for the years ended December 31, 2018 and December 31, 2017 would have been $66.9 million and $85.0 million, respectively.
2. Refer to page S-4 for a reconciliation to net income, the most directly comparable GAAP measure.
3. Refer to the definitions outlined on pages S-20 and S-21 for detailed definitions of terms appearing on this page.
4. Refer to calculations on page S-15, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.

S-1

Consolidated Balance Sheets ($ in thousands) December 31, 2018 December 31, 2017 (unaudited) Assets Investments in real estate: Owned properties, net $ 6,583,397 $ 6,450,364 On-campus participating properties, net 77,637 81,804 Investments in real estate, net 6,661,034 6,532,168 Cash and cash equivalents 71,238 41,182 Restricted cash 35,279 23,590 Student contracts receivable, net 8,565 9,170 Other assets1 262,730 291,260 Total assets $ 7,038,846 $ 6,897,370 Liabilities and equity Liabilities: Secured mortgage, construction and bond debt, net $ 853,084 $ 664,020 Unsecured notes, net 1,588,446 1,585,855 Unsecured term loans, net 198,769 647,044 Unsecured revolving credit facility 387,300 127,600 Accounts payable and accrued expenses 88,767 53,741 Other liabilities1 191,233 187,983 Total liabilities 3,307,599 3,266,243 Redeemable noncontrolling interests 184,446 132,169 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,370 1,364 Additional paid in capital 4,458,240 4,326,910 Common stock held in rabbi trust (3,092) (2,944) Accumulated earnings and dividends (971,070) (837,644) Accumulated other comprehensive loss (4,397) (2,701) Total American Campus Communities, Inc. and Subsidiaries stockholders' equity 3,481,051 3,484,985 Noncontrolling interests - partially owned properties 65,750 13,973 Total equity 3,546,801 3,498,958 Total liabilities and equity $ 7,038,846 $ 6,897,370 1. For purposes of calculating net asset value ("NAV") at December 31, 2018, the company excludes other assets of approximately $4.6 million related to net deferred financing costs on its revolving credit facility and the net value of in-place leases and other liabilities of approximately $50.6 million related to deferred revenue and fee income. S-2

Consolidated Statements of Comprehensive Income
($ in thousands, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,		
	2018	2017	$ Change	2018	2017	$ Change
Revenues	(unaudited)			(unaudited)		
Owned properties	$ 228,105	$ 207,154	$ 20,951	$ 825,959	$ 738,710	$ 87,249
On-campus participating properties	10,991	10,817	174	34,596	33,945	651
Third-party development services	3,398	6,064	(2,666)	7,281	10,761	(3,480)
Third-party management services	2,503	2,639	(136)	9,814	9,832	(18)
Resident services	876	889	(13)	3,160	3,199	(39)
Total revenues	**245,873**	**227,563**	**18,310**	**880,810**	**796,447**	**84,363**
Operating expenses (income)						
Owned properties[1]	91,328	82,877	8,451	373,521	332,429	41,092
On-campus participating properties	3,572	3,304	268	14,602	14,384	218
Third-party development and management services	3,886	3,436	450	15,459	15,225	234
General and administrative[2]	7,482	6,186	1,296	34,537	31,386	3,151
Depreciation and amortization	68,756	65,564	3,192	263,203	234,955	28,248
Ground/facility leases	3,329	3,062	267	11,855	10,213	1,642
(Gain) loss from disposition of real estate	—	—	—	(42,314)	632	(42,946)
Provision for real estate impairment[3]	—	—	—	—	15,317	(15,317)
Other operating income	—	—	—	(2,648)	—	(2,648)
Total operating expenses	**178,353**	**164,429**	**13,924**	**668,215**	**654,541**	**13,674**
Operating income	**67,520**	**63,134**	**4,386**	**212,595**	**141,906**	**70,689**
Nonoperating income (expenses)						
Interest income	1,094	1,222	(128)	4,834	4,945	(111)
Interest expense	(27,021)	(23,178)	(3,843)	(99,228)	(71,122)	(28,106)
Amortization of deferred financing costs	(1,072)	(1,422)	350	(5,816)	(4,619)	(1,197)
Gain from extinguishment of debt, net	8,651	—	8,651	7,867	—	7,867
Other nonoperating income	731	—	731	1,301	—	1,301
Total nonoperating expenses	**(17,617)**	**(23,378)**	**5,761**	**(91,042)**	**(70,796)**	**(20,246)**
Income before income taxes	49,903	39,756	10,147	121,553	71,110	50,443
Income tax provision[4]	(282)	(198)	(84)	(2,429)	(989)	(1,440)
Net income	**49,621**	**39,558**	**10,063**	**119,124**	**70,121**	**49,003**
Net income attributable to noncontrolling interests	(2,117)	(496)	(1,621)	(2,029)	(1,083)	(946)
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	**$ 47,504**	**$ 39,062**	**$ 8,442**	**$ 117,095**	**$ 69,038**	**$ 48,057**
Other comprehensive income						
Change in fair value of interest rate swaps and other	(2,422)	494	(2,916)	(1,696)	1,366	(3,062)
Comprehensive income	$ 45,082	$ 39,556	$ 5,526	$ 115,399	$ 70,404	$ 44,995
Net income per share attributable to ACC, Inc. and Subsidiaries common stockholders						
Basic and diluted	$ 0.34	$ 0.28		$ 0.84	$ 0.50	
Weighted-average common shares outstanding						
Basic	137,031,547	136,426,506		136,815,051	135,141,423	
Diluted	137,903,783	137,238,418		137,722,049	136,002,385	

1. Owned property operating expenses for the year ended December 31, 2018 include $0.3 million of transaction costs incurred in connection with the closing of a presale transaction in August 2018 and $0.2 million of the company's proportionate share of transaction costs incurred in connection with the closing of the ACC / Allianz joint venture transaction in May 2018.
2. The year ended December 31, 2018 includes $5.8 million of transaction costs incurred in connection with closing of the ACC / Allianz joint venture transaction. The year ended December 31, 2017 includes $4.5 million of contractual executive separation and retirement charges with regard to the retirement of the company's former Chief Financial Officer and $2.9 million in transaction costs related to the company's initial investment in the Core Spaces / DRW joint ventures.
3. Represents an impairment charge recorded for an owned property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.
4. Income tax provision for the year ended December 31, 2018 includes $1.3 million in estimated state income tax related to a taxable gain resulting from the ACC / Allianz joint venture transaction.

S-3

Consolidated Statements of Funds from Operations

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,		
	2018	2017	$ Change	2018	2017	$ Change
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 47,504	$ 39,062	$ 8,442	$ 117,095	$ 69,038	$ 48,057
Noncontrolling interests[1]	360	483	(123)	1,256	1,076	180
(Gain) loss from disposition of real estate	—	—	—	(42,314)	632	(42,946)
Elimination of provision for real estate impairment	—	—	—	—	15,317	(15,317)
Real estate related depreciation and amortization[2]	65,456	64,364	1,092	253,399	231,295	22,104
Funds from operations ("FFO") attributable to common stockholders and OP unitholders	**113,320**	**103,909**	**9,411**	**329,436**	**317,358**	**12,078**
Elimination of operations of on-campus participating properties						
Net income from on-campus participating properties	(3,801)	(3,760)	(41)	(5,516)	(5,133)	(383)
Amortization of investment in on-campus participating properties	(1,963)	(1,915)	(48)	(7,819)	(7,536)	(283)
	107,556	98,234	9,322	316,101	304,689	11,412
Modifications to reflect operational performance of on-campus participating properties						
Our share of net cashflow[3]	696	854	(158)	2,928	2,841	87
Management fees	506	488	18	1,564	1,534	30
Contribution from on-campus participating properties	1,202	1,342	(140)	4,492	4,375	117
Transaction costs[4]	—	—	—	7,586	2,855	4,731
Elimination of gains from extinguishment of debt, net[5]	(8,651)	—	(8,651)	(7,867)	—	(7,867)
Elimination of gain from insurance and litigation settlements[6]	(675)	—	(675)	(3,323)	—	(3,323)
Elimination of FFO from property in receivership[7]	811	475	336	2,848	1,452	1,396
Contractual executive separation and retirement charges[8]	—	—	—	—	4,515	(4,515)
Funds from operations-modified ("FFOM") attributable to common stockholders and OP unitholders	**$ 100,243**	**$ 100,051**	**$ 192**	**$ 319,837**	**$ 317,886**	**$ 1,951**
FFO per share - diluted	**$ 0.82**	**$ 0.75**		**$ 2.38**	**$ 2.31**	
FFOM per share - diluted	**$ 0.72**	**$ 0.72**		**$ 2.31**	**$ 2.32**	
Weighted-average common shares outstanding - diluted	**138,576,084**	**138,323,062**		**138,571,270**	**137,099,084**	

1. The difference from the amount presented in the company's consolidated statements of comprehensive income represents the joint venture partners' share of net income.
2. The difference from the amount presented in the company's consolidated statements of comprehensive income represents the joint venture partners' share of depreciation and corporate depreciation. The joint venture partners' share of depreciation for the three months and year ended December 31, 2018 was $2.1 million and $5.1 million, respectively. Corporate depreciation for the three months and year ended December 31, 2018 was $1.2 million and $4.7 million, respectively.
3. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures which is included in ground/facility leases expense in the consolidated statements of comprehensive income (refer to page S-3).
4. The year ended December 31, 2018 includes transaction costs incurred in connection with the closing of a presale transaction in August 2018, and transaction costs and an income tax provision incurred in connection with the closing of the ACC / Allianz joint venture transaction in May 2018. The year ended December 31, 2017 amount represents transaction costs incurred in connection with the closing of the Core Spaces / DRW joint ventures in August 2017.
5. The three months ended December 31, 2018 amount represents a gain related to the planned extinguishment of debt resulting from the unwinding of a New Market Tax Credit ("NMTC") structure at one of the company's owned properties. The year ended December 31, 2018 amount represents the gain discussed previously, which was offset by losses associated with the early extinguishment of mortgage loans due to real estate disposition transactions, including the sale of partial ownership interests in properties.
6. Represents a gain related to cash proceeds received from a litigation settlement in the second quarter 2018, and an insurance gain in the fourth quarter 2018.
7. Represents FFO for an owned property that has been in receivership since May 2017 that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017. FFOM for the prior year comparable periods has been adjusted to reflect this elimination.
8. Represents contractual executive separation and retirement charges incurred with regard to the retirement of the company's former Chief Financial Officer.

S-4

Owned Properties Results of Operations
($ in thousands)

	Three Months Ended December 31,				Year Ended December 31,			
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Owned properties revenues								
Same store properties[1]	$ 181,435	$ 177,507	$ 3,928	2.2%	$ 692,206	$ 679,281	$ 12,925	1.9%
New properties	46,696	24,729	21,967		126,176	38,672	87,504	
Sold and held for sale properties[2]	850	5,807	(4,957)		10,737	23,956	(13,219)	
Total revenues[3]	**$ 228,981**	**$ 208,043**	**$ 20,938**	**10.1%**	**$ 829,119**	**$ 741,909**	**$ 87,210**	**11.8%**
Owned properties operating expenses								
Same store properties[1 4]	$ 74,848	$ 71,059	$ 3,789	5.3%	$ 313,313	$ 304,238	$ 9,075	3.0%
New properties	15,759	9,685	6,074		54,268	18,314	35,954	
Other[5]	158	—	158		719	—	719	
Sold and held for sale properties[2 6]	563	2,133	(1,570)		5,221	9,877	(4,656)	
Total operating expenses	**$ 91,328**	**$ 82,877**	**$ 8,451**	**10.2%**	**$ 373,521**	**$ 332,429**	**$ 41,092**	**12.4%**
Owned properties net operating income								
Same store properties[1]	$ 106,587	$ 106,448	$ 139	0.1%	$ 378,893	$ 375,043	$ 3,850	1.0%
New properties	30,937	15,044	15,893		71,908	20,358	51,550	
Other[5]	(158)	—	(158)		(719)	—	(719)	
Sold and held for sale properties[2 6]	287	3,674	(3,387)		5,516	14,079	(8,563)	
Total net operating income	**$ 137,653**	**$ 125,166**	**$ 12,487**	**10.0%**	**$ 455,598**	**$ 409,480**	**$ 46,118**	**11.3%**

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2018 and 2017, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of December 31, 2018. Refer to page S-19 for detail of our same store groupings.

1. Does not include one property at Prairie View A&M University that converted to the on-campus participating property ("OCPP") structure in January 2019. Had this property not been converted to an OCPP, same store revenues, operating expenses and net operating income for the year ended December 31, 2018 would have been $693.2 million, $313.7 million and $379.5 million, respectively, which is how the company reflected same store net operating income in the Q3 2018 guidance update included in the Quarterly Earnings Analyst Package.
2. Includes properties sold in 2017 and 2018, one property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017, and one property that converted to the OCPP structure as described above.
3. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
4. Refer to page S-6 for detail of same store operating expenses.
5. Includes transaction costs and recurring professional fees related to the formation and operation of the ACC / Allianz joint venture that are included in owned properties operating expenses in the consolidated statements of comprehensive income (refer to page S-3).
6. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

S-5

Same Store Owned Properties Operating Expenses
($ in thousands, except per bed amounts)

	Three Months Ended December 31,						
	2018				2017		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes	$ 17,776	$ 233	8.9%	24%	$ 16,320	$ 214	23%
General & administrative and other[1]	17,016	223	3.8%	23%	16,386	215	23%
Utilities[2]	16,614	218	1.1%	22%	16,432	215	23%
Payroll[3]	13,604	178	6.4%	18%	12,781	167	18%
Repairs and maintenance[4]	5,203	68	12.6%	7%	4,619	61	7%
Marketing[5]	2,894	38	3.9%	4%	2,786	36	4%
Insurance	1,741	23	0.3%	2%	1,735	23	2%
Total same store owned operating expenses	**$ 74,848**	**$ 981**	**5.3%**	**100%**	**$ 71,059**	**$ 931**	**100%**
Same store owned beds	**76,289**						

	Year Ended December 31,						
	2018				2017		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes[6]	$ 71,632	$ 939	8.3%	23%	$ 66,135	$ 867	22%
General & administrative and other[1]	67,582	886	1.1%	22%	66,847	876	22%
Utilities[2]	66,303	869	1.7%	21%	65,216	855	21%
Payroll[3]	58,858	772	1.9%	19%	57,744	757	19%
Repairs and maintenance[4]	30,397	398	(0.7%)	9%	30,623	401	10%
Marketing[5]	11,738	154	8.2%	4%	10,851	142	4%
Insurance	6,803	89	(0.3%)	2%	6,822	90	2%
Total same store owned operating expenses	**$ 313,313**	**$ 4,107**	**3.0 %**	**100%**	**$ 304,238**	**$ 3,988**	**100%**
Same store owned beds	**76,289**						

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2018 and 2017, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of December 31, 2018. The same store owned beds in the table above reflect total consolidated beds, including 4,611 beds in the ACC / Allianz joint venture. Refer to page S-19 for detail of our same store groupings.

1. Includes security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, bad debt, food service, and other miscellaneous expenses.
2. Represents gross expenses prior to any recoveries from tenants, which are reflected in owned properties revenues.
3. Includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff.
4. Includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs. Also includes costs related to the annual turn process and approximately $0.4 million of costs incurred during the fourth quarter 2018 related to clean up and repairs incurred as a result of hurricanes Michael and Florence.
5. Includes costs related to property marketing campaigns associated with our ongoing leasing efforts.
6. The increase over the prior year is primarily due to additional property tax expense resulting from higher property tax assessments in various markets, and increases related to 2016 development deliveries and acquisitions that were assessed at full value for the first time.

S-6

Seasonality of Operations
($ in thousands, except per bed amounts)

	Three Months Ended					
	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	Total/Weighted Average-Last 12 Months
2018 same store properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 745	$ 743	$ 729	$ 733	$ 759	$ 741
Other income per occupied bed per month[1]	57	58	68	85	57	67
Total revenue per occupied bed	**$ 802**	**$ 801**	**$ 797**	**$ 818**	**$ 816**	**$ 808**
Average number of owned beds[4]	76,259	76,289	76,289	76,289	76,289	76,289
Average physical occupancy for the quarter	*96.7%*	*96.1%*	*90.2%*	*90.8%*	*97.1%*	*93.6%*
Total revenue	$ 177,507	$ 176,229	$ 164,594	$ 169,948	$ 181,435	$ 692,206
Property operating expenses	71,059	74,949	73,851	89,665	74,848	313,313
Net operating income	$ 106,448	$ 101,280	$ 90,743	$ 80,283	$ 106,587	$ 378,893
Operating margin	*60.0%*	*57.5%*	*55.1%*	*47.2%*	*58.7%*	*54.7%*
2018 new properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 809	$ 808	$ 812	$ 793	$ 841	$ 815
Other income per occupied bed per month[1]	59	54	76	70	49	62
Total revenue per occupied bed	**$ 868**	**$ 862**	**$ 888**	**$ 863**	**$ 890**	**$ 877**
Average number of owned beds[4]	10,860	10,970	10,970	14,463	17,956	13,590
Average physical occupancy for the quarter	*87.4%*	*86.4%*	*76.3%*	*87.3%*	*97.4%*	*88.2%*
Total revenue	$ 24,729	$ 24,502	$ 22,294	$ 32,684	$ 46,696	$ 126,176
Property operating expenses	9,685	10,826	10,307	17,376	15,759	54,268
Net operating income	$ 15,044	$ 13,676	$ 11,987	$ 15,308	$ 30,937	$ 71,908
Operating margin	*60.8%*	*55.8%*	*53.8%*	*46.8%*	*66.3%*	*57.0%*
ALL PROPERTIES						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 752	$ 751	$ 739	$ 742	$ 775	$ 753
Other income per occupied bed per month[1]	57	57	69	83	55	66
Total revenue per occupied bed	**$ 809**	**$ 808**	**$ 808**	**$ 825**	**$ 830**	**$ 819**
Average number of owned beds[4]	87,119	87,259	87,259	90,752	94,245	89,879
Average physical occupancy for the quarter	*95.6%*	*94.9%*	*88.4%*	*90.2%*	*97.2%*	*92.7%*
Total revenue	$ 202,236	$ 200,731	$ 186,888	$ 202,632	$ 228,131	$ 818,382
Property operating expenses	80,744	85,775	84,158	107,041	90,607	367,581
Net operating income	$ 121,492	$ 114,956	$ 102,730	$ 95,591	$ 137,524	$ 450,801
Operating margin	*60.1%*	*57.3%*	*55.0%*	*47.2%*	*60.3%*	*55.1%*
Sold, held for sale properties and other[2]						
Total revenue	$ 5,807	$ 5,658	$ 3,335	$ 894	$ 850	$ 10,737
Property operating expenses[3]	2,133	2,285	1,978	956	721	5,940
Net operating income[3]	$ 3,674	$ 3,373	$ 1,357	$ (62)	$ 129	$ 4,797

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2018 and 2017, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of December 31, 2018. The same store owned beds in the table above reflect total consolidated beds, including 4,611 beds in the ACC / Allianz joint venture. Refer to page S-19 for detail of our same store groupings.

1. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
2. Includes properties sold in 2017 and 2018, one property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017, and one property at Prairie View A&M University that was converted to the OCPP structure in January 2019. Also includes costs related to the formation of the ACC / Allianz joint venture as noted on page S-5.
3. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.
4. The increase in the average number of owned beds from the fourth quarter of 2017 to the first quarter of 2018 is due to beds coming back online after being rebuilt due to fire damage. The damaged beds did not contribute revenue while under construction, and they were removed to appropriately reflect revenue per occupied bed.

S-7

Seasonality of Operations - Build-up to 2019 Same Store Grouping
($ in thousands, except per bed amounts)

	Three Months Ended				
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	Total/Weighted Average- Last 12 Months
2018 same store properties[1]					
Revenue per occupied bed					
Rental revenue per occupied bed per month	$ 743	$ 729	$ 733	$ 759	$ 741
Other income per occupied bed per month[2]	58	68	85	57	67
Total revenue per occupied bed	**$ 801**	**$ 797**	**$ 818**	**$ 816**	**$ 808**
Average number of owned beds	76,289	76,289	76,289	76,289	76,289
Average physical occupancy for the quarter	*96.1%*	*90.2%*	*90.8%*	*97.1%*	*93.6%*
Total revenue	$ 176,229	$ 164,594	$ 169,948	$ 181,435	$ 692,206
Property operating expenses	74,949	73,851	89,665	74,848	313,313
Net operating income	$ 101,280	$ 90,743	$ 80,283	$ 106,587	$ 378,893
Operating margin	*57.5%*	*55.1%*	*47.2%*	*58.7%*	*54.7%*
2019 new same store properties[3]					
Revenue per occupied bed					
Rental revenue per occupied bed per month	$ 807	$ 811	$ 762	$ 810	$ 799
Other income per occupied bed per month[2]	50	71	80	58	64
Total revenue per occupied bed	**$ 857**	**$ 882**	**$ 842**	**$ 868**	**$ 863**
Average number of owned beds	10,970	10,970	10,970	10,970	10,970
Average physical occupancy for the quarter	*86.4%*	*76.3%*	*84.2%*	*97.7%*	*86.1%*
Total revenue	$ 24,381	$ 22,159	$ 23,334	$ 27,921	$ 97,795
Property operating expenses	10,702	10,115	12,542	10,646	44,005
Net operating income	$ 13,679	$ 12,044	$ 10,792	$ 17,275	$ 53,790
Operating margin	*56.1%*	*54.4%*	*46.3%*	*61.9%*	*55.0%*
2019 SAME STORE PROPERTIES					
Revenue per occupied bed					
Rental revenue per occupied bed per month	$ 751	$ 739	$ 736	$ 766	$ 749
Other income per occupied bed per month[2]	57	68	84	57	66
Total revenue per occupied bed	**$ 808**	**$ 807**	**$ 820**	**$ 823**	**$ 815**
Average number of owned beds	87,259	87,259	87,259	87,259	87,259
Average physical occupancy for the quarter	*94.9%*	*88.4%*	*90.0%*	*97.2%*	*92.6%*
Total revenue	$ 200,610	$ 186,753	$ 193,282	$ 209,356	$ 790,001
Property operating expenses	85,651	83,966	102,207	85,494	357,318
Net operating income	$ 114,959	$ 102,787	$ 91,075	$ 123,862	$ 432,683
Operating margin	*57.3%*	*55.0%*	*47.1%*	*59.2%*	*54.8%*

Note: The purpose of the table above is to provide a build-up to the 2019 same store property grouping. The same store owned beds in the tables above reflect total consolidated beds, including 4,611 beds in the ACC / Allianz joint venture. Refer to page S-19 for detail of same store groupings.

1. This section presents operating results for the 2018 same store properties from page S-7.
2. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
3. Includes 17 properties opened, acquired or renovated in 2017 that will become part of the same store grouping for 2019.

S-8

Investment Update ($ in thousands) DISPOSITIONS Extinguished Project Location Primary University Served Beds Closing Date Sales Price Mortgage Debt Portfolio Disposition Icon Plaza Los Angeles, CA University of Southern California 253 May 18, 2018 $ — West 27th Place Los Angeles, CA University of Southern California 475 May 18, 2018 37,200 The Standard Athens, GA University of Georgia 610 May 18, 2018 — 1,338 $ 245,000 $ 37,200 JOINT VENTURE ACTIVITY1 Joint Venture Partner Outstanding Joint Venture Partner Ownership Interest Properties Beds Closing Date Mortgage Debt 2 Allianz Real Estate 45% 7 4,611 May 31, 2018 $ 330,000 1. As the company retained control of the properties after the closing of the joint venture transaction, no gain was recognized in the consolidated statements of comprehensive income (refer to page S-3). 2. The company placed $330 million of secured mortgage debt on the newly formed joint venture portfolio with a coupon of 4.07 percent and the full amount of principal due at maturity in June 2028. S-9

Owned Development Update

($ in thousands)

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION

Project	Location	Primary University / Market Served	Project Type	Beds	Estimated Project Cost[1]	Total Costs Incurred as of December 31, 2018[2]	Scheduled Occupancy
191 College	Auburn, AL	Auburn University	Off-campus	495	$ 59,300	$ 38,857	July 2019
LightView	Boston, MA	Northeastern University	ACE	825	153,400	116,649	August 2019
University of Arizona Honors College	Tucson, AZ	University of Arizona	ACE	1,056	84,700	49,637	August 2019
		SUBTOTAL - 2019 DELIVERIES		2,376	$ 297,400	$ 205,143	
Disney College Program Phases I-II[3 4]	Orlando, FL	Walt Disney World Resort	ACE	1,627	$ 108,500	$ 9,352	May & Aug 2020
Currie Hall Phase II[5]	Los Angeles, CA	University of Southern California	ACE	272	42,000	1,612	July 2020
San Francisco State University	San Francisco, CA	San Francisco State University	ACE	584	129,200	15,003	August 2020
		SUBTOTAL - 2020 DELIVERIES		2,483	$ 279,700	$ 25,967	
Disney College Program Phases III-V[3 6]	Orlando, FL	Walt Disney World Resort	ACE	3,369	$ 190,400	$ 16,314	Jan, May & Aug 2021
		SUBTOTAL - 2021 DELIVERIES		3,369	$ 190,400	$ 16,314	

OWNED DEVELOPMENT PIPELINE[7]

Project	Location	Primary University / Market Served	Project Type	Targeted Beds	Anticipated Commencement	Estimated Project Cost[1 8]	Targeted Occupancy
Disney College Program Phases VI-VIII[3]	Orlando, FL	Walt Disney World Resort	ACE	3,235	Q4 2019	$ 193,000	2022
Disney College Program Phases IX-X[3]	Orlando, FL	Walt Disney World Resort	ACE	2,209	Q2 2020	122,700	2023
				5,444		$ 315,700	

1. In certain instances at ACE properties, the company agrees to construct spaces within the property that will ultimately be owned, managed, and funded by the universities. Such spaces include but are not limited to dining, childcare, retail, academic, and office facilities. Estimated Project Cost excludes the costs of the construction of such facilities, as they will be reimbursed by the universities.
2. Includes $242.2 million in construction in progress "CIP" and excludes $60.7 million of CIP balances related to for presale development projects and ongoing renovation projects at operating properties. Total consolidated CIP as of December 31, 2018 was $302.9 million.
3. The company executed a ground lease agreement with *Walt Disney World®* Resort to develop, own and manage housing for college students participating in the Disney student internship program (the "Disney College Program"). The development will be delivered in multiple phases from 2020-2023.
4. Phase I, with estimated project costs of $61.6 million and 778 beds, is scheduled for occupancy in May 2020. Phase II, with estimated project costs of $46.9 million and 849 beds, is scheduled for occupancy in August 2020.
5. Commenced construction in the first quarter of 2019.
6. Phase III, with estimated project costs of $54.4 million and 984 beds, is scheduled for occupancy in January 2021. Phase IV, with estimated project costs of $84.5 million and 1,521 beds, is scheduled for occupancy in May 2021. Phase V, with estimated project costs of $51.5 million and 864 beds, is scheduled for occupancy in August 2021.
7. Does not include land parcels in nine university markets totaling $58.1 million. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
8. Estimated Project Cost includes predevelopment costs of $11.2 million incurred as of December 31, 2018 for owned development pipeline projects.

S-10

Presale Development Update[1]

($ in thousands)

PRESALE DEVELOPMENT PROJECTS UNDER CONSTRUCTION

Project	Location	Primary University Served	Project Type	Beds	Purchase Price[2]	Amount Funded as of December 31, 2018[3]	Remaining Purchase Price to be Funded	Scheduled Occupancy
The Flex at Stadium Centre	Tallahassee, FL	Florida State University	Off-campus	340	$ 36,700	$ 353	$ 36,347	August 2019
959 Franklin[4]	Eugene, OR	University of Oregon	Off-campus	443	70,600	17,365	53,235	September 2019
		SUBTOTAL - 2019 DELIVERIES		783	$ 107,300	$ 17,718	$ 89,582	

1. Under the terms of a presale transaction, the company is obligated to purchase the property from the third-party developer as long as certain construction completion deadlines and other closing conditions are met. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains development risk during the construction period. In accordance with accounting guidance, the company includes presale properties in its consolidated financial statements upon execution of the presale agreement with the developer.
2. Includes the contractual purchase price and ACC-elected upgrades.
3. Includes ACC's investment funded to date, earnest money and mezzanine financing, if applicable.
4. The company executed the presale agreement with the developer in March 2018, at which time it provided $15.6 million of mezzanine financing to the project.

S-11

Third-Party Development Update

($ in thousands)

	Three Months Ended December 31,			Year Ended December 31,		
	2018	2017	$ Change	2018	2017	$ Change
Development services revenue	$ 3,398	$ 6,064	$ (2,666)	$ 7,281	$ 10,761	$ (3,480)
% of total revenue	1.4%	2.7%		0.8%	1.4%	

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Beds	Total Fees	Fees Earned as of December 31, 2018	Fees Earned in Current Year	Remaining Fees as of December 31, 2018	Scheduled Completion
University of Arizona Honors College[1]	Tucson, AZ	University of Arizona	—[1]	$ 2,400	$ 1,742	$ 549	$ 658	July 2019
University of Illinois - Chicago	Chicago, IL	University of Illinois, Chicago	548	5,100	3,657	992	1,443	July 2019
University of California Irvine Phase IV	Irvine, CA	University of California, Irvine	1,441	5,900	4,164	1,152	1,736	August 2019
Delaware State University	Dover, DE	Delaware State University	620	2,500	1,753	1,753	747	August 2019
Dundee Residence Hall and Glasgow Dining Hall	Riverside, CA	University of California, Riverside	820	5,000	2,634	2,634	2,366	August 2020
			3,429	**$ 20,900**	**$ 13,950**	**$ 7,080**	**$ 6,950**	

ON-CAMPUS AWARD PIPELINE[2]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
Drexel University - Calhoun Hall[3]	Philadelphia, PA	Third-party	Q1 2019	Sept 2019 & April 2020	$1,750
Prairie View A&M University Phase IX	Prairie View, TX	Third-party	Q2 2019	Fall 2020	$2,500
University of California - Riverside North District Phase I	Riverside, CA	Third-party	Q2 2019	Fall 2021	$6,500
Upper Hearst Development for the Goldman School of Public Policy	Berkeley, CA	Third-party	Q3 2019	Summer 2021	$3,000
University of California Irvine Phase V	Irvine, CA	Third-party	Q3 2019 / Q3 2020	Summer 2021 / Summer 2022	$3,500
Concordia University Phase II	Austin, TX	Third-party	Q1 2020	Summer 2021	TBD
Princeton University Lake Campus Graduate Housing	Princeton, NJ	TBD	TBD	TBD	TBD

1. The University of Arizona Honors College project includes the construction of a parking garage, academic center and a student recreation and wellness center as part of the overall development project. These components will be owned, managed and funded by the University, and the company is earning third-party development fees for its role in providing development services for those components of the project.
2. These awards relate to speculative development projects that are subject to final determination of feasibility, negotiation, final award, procurement rules and other applicable law, execution and closing of definitive agreements on terms acceptable to the company, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.
3. Includes the construction of a student residence hall and honors college, which will be delivered in Fall 2019 and Spring 2020, respectively.

S-12

Management Services Update
($ in thousands)

	Three Months Ended December 31,						Year Ended December 31,					
	2018		2017		$ Change		2018		2017		$ Change	
Management services revenue	$	2,503	$	2,639	$	(136)	$	9,814	$	9,832	$	(18)
% of total revenue		1.0%		1.2%				1.1%		1.2%		

NEW / PENDING MANAGEMENT CONTRACTS

Project	Location	Primary University / Market Served	Approximate Beds	Stabilized Annual Fees[1]		Actual or Anticipated Commencement
Spinner Place	Winooski, VT	University of Vermont	312	$	60	October 2018
The Rixey	Arlington, VA	Marymount University	551		300	February 2019
Walt Disney World College Program[2]	Orlando, FL	Walt Disney World Resort	7,870		250	April 2019
University of Illinois - Chicago	Chicago, IL	University of Illinois, Chicago	548		240	August 2019
Delaware State University	Dover, DE	Delaware State University	620		220	August 2019
Campus1 - Montreal[3]	Montreal, Quebec	McGill University	886		250	September 2019
University of California Irvine Phase IV	Irvine, CA	University of California, Irvine	1,441		630	September 2019
Dundee Residence Hall and Glasgow Dining Hall	Riverside, CA	University of California, Riverside	820		440	September 2020
			13,048	$	2,390	

DISCONTINUED MANAGEMENT CONTRACTS

Project	Location	Primary University / Market Served	Beds	2018 Fee Contribution Prior to Termination		Discontinued As Of
SAIT Residence	Alberta, Canada	Southern Alberta Institute of Technology	1,171	$	111	May 2018
University Village	Dallas, TX	University of Texas - Dallas	2,551		406	October 2018
University Commons	Dallas, TX	University of Texas - Dallas	2,222		346	October 2018
			5,944	$	863	

1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels.
2. As the project's facilities manager, the company is responsible for the operations and maintenance of the project. Because of the company's role in funding payroll costs for on-site personnel at the properties, accounting guidance requires the management fee for this project to be recorded on a gross basis in the company's consolidated financial statements. Accordingly, both management services revenue and third-party management services expenses in the accompanying consolidated statements of comprehensive income for 2019 will include approximately $3.2 million in reimbursed payroll costs. The stabilized annual fee noted above does not include such reimbursed costs and represents the net management fee anticipated to be earned by the company.
3. The stabilized annual fee amount does not include an initial operations fee of $105,000 earned from July 2018 through August 2019.

S-13

Capital Structure as of December 31, 2018

($ in millions, except per share data)

Market Capitalization & Unsecured Notes Covenants

Total Debt[1]	$	3,032
Total Equity Market Value[2]		5,733
Total Market Capitalization	$	**8,765**
Debt to Total Market Capitalization		34.6%
Net Debt to EBITDA[3]		6.3x
Total Asset Value[4]	$	8,296
Unencumbered Asset Value		6,738
Unencumbered Asset Value to Total Asset Value		81.2%

	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	36.5%
Secured Debt to Total Asset Value	≤ 40%	10.2%
Unencumbered Asset Value to Unsecured Debt	> 150%	308.0%
Interest Coverage[3]	> 1.5x	4.2x

	Principal Outstanding[1]	Weighted Average Interest Rate	Average Term To Maturity
Mortgage Loans[5]	$ 727	4.6%[6]	5.6 Yrs
Construction Loans[7]	23	5.3%	0.7 Yrs
Unsecured Revolving Credit Facility	387	3.7%	3.2 Yrs
Unsecured Term Loan	200	3.5%	3.5 Yrs
Unsecured Notes	1,600	3.7%	5.1 Yrs
On-Campus Participating Properties	95	5.4%	13.8 Yrs
Total/Weighted Average	**$ 3,032**	**4.0%**	**5.1 Yrs**

Variable Rate Debt as % of Total Debt[8] **21.5%**

Debt Maturity Schedule


$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Unsecured Notes
On-Campus Participating Properties
Unsecured Term Loans
Unsecured Revolving Credit Facility
Construction Loans
Mortgage Loans
$23
$97
$400
$35
$26
$173
$200
$387
$27
$400
$15
$400
$65
$10
$400
$44
$330
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028+

Weighted Average Interest Rate Of Debt Maturing Each Year

	2019	2020	2021	2022	2023	2024	2025	2026	2027	2028+
Mortgage Loans	4.5%	5.6%	5.4%	4.0%	0.0%	4.5%	0.0%	0.0%	0.0%	4.1%
Total Debt	4.7%	3.5%	5.2%	3.6%	3.9%	4.3%	7.6%	0.0%	3.6%	4.2%

Note – refer to the definitions outlined on pages S-20 and S-21 for detailed definitions of terms appearing on this page.

1. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $11.6 million, unamortized original issue discount on unsecured notes of $1.6 million, and unamortized deferred financing costs of $14.0 million.
2. Based on share price of $41.39 and fully diluted share count of 138,502,267 as of December 31, 2018. Assumes conversion of 672,301 common and preferred Operating Partnership units and 862,680 unvested restricted stock awards.
3. Refer to calculations on page S-15, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.
4. Excludes accumulated depreciation of $1.3 billion and receivables and intangible assets, net of accumulated amortization, of $57.8 million.
5. Includes $330.0 million of mortgage debt related to the ACC / Allianz joint venture transaction closed in May 2018, of which the company has a 55% interest. Also includes $327.2 million of fixed rate mortgage loans, and one $70.0 million variable rate mortgage loan that was swapped to a fixed rate in January 2019, at which time the maturity was extended to January 2024.
6. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 4.2%.
7. Construction loans are associated with presale developments and are an obligation of the third-party developer. In accordance with accounting guidance, the company is including the presale development properties and any associated debt in its consolidated financial statements. The debt will be paid off by the developer using proceeds from the company's purchase of the properties.
8. As of December 31, 2018 the company's variable rate debt consists of the unsecured revolving credit facility, unsecured term loan, a $41.4 million mortgage loan at one of our on-campus participating properties, and construction loans for presale developments. Excludes one variable rate mortgage loan that was swapped to a fixed rate in January 2019.

S-14

Interest Coverage
($ in thousands)

	Three Months Ended				
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	Last Twelve Months
Net income (loss) attributable to ACC, Inc. and Subsidiaries common stockholders	$ 25,927	$ 46,009	$ (2,345)	$ 47,504	$ 117,095
Net income (loss) attributable to noncontrolling interests	323	(19)	(392)	2,117	2,029
Interest expense	23,684	23,338	25,185	27,021	99,228
Income tax provision (benefit)	281	2,085	(219)	282	2,429
Depreciation and amortization	64,779	63,537	66,131	68,756	263,203
Amortization of deferred financing costs	1,414	2,214	1,116	1,072	5,816
Share-based compensation	3,443	3,604	2,875	2,254	12,176
Loss (gain) on extinguishment of debt, net	—	784	—	(8,651)	(7,867)
Gain from disposition of real estate	—	(42,314)	—	—	(42,314)
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA")	**$ 119,851**	**$ 99,238**	**$ 92,351**	**$ 140,355**	**$ 451,795**
Pro-forma adjustments to EBITDA[1]					15,605
Adjusted EBITDA					**$ 467,400**
Interest Expense from consolidated statement of comprehensive income	$ 23,684	$ 23,338	$ 25,185	$ 27,021	$ 99,228
Amortization of mortgage debt premiums/discounts	1,522	1,310	1,235	1,234	5,301
Capitalized interest	3,020	3,987	2,610	2,067	11,684
Change in accrued interest payable	(7,204)	7,261	(7,084)	4,709	(2,318)
Cash Interest Expense	**$ 21,022**	**$ 35,896**	**$ 21,946**	**$ 35,031**	**$ 113,895**
Pro-forma adjustments to Cash Interest Expense[1]					(2,086)
Adjusted Interest Expense					**$ 111,809**
Interest Coverage					**4.2x**

Note: refer to the definitions outlined on pages S-20 and S-21 for detailed definitions of terms appearing on this page.

1. Adjustment to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented.

S-15

Capital Allocation – Long Term Funding Plan (2019-2023)

($ in millions)

Sources and Uses for Development - As of December 31, 2018	Estimated Project Cost	Total Costs Incurred	Remaining Capital Needs
Estimated Capital Uses:			
Development and Presale Development Pipeline[1]:			
2019 Developments Underway	$ 405	$ 223	$ 182
2020 Developments Underway or Expected to Start in Current Year	171	17	154
Disney Internships & College Program Housing			
Phases I-II (2020 Deliveries)	109	9	100
Phases III-V (2021 Deliveries)	190	16	174
Phases VI-VIII (2022 Deliveries)	193	7	186
Phases IX-X (2023 Deliveries)	123	4	119
Core Spaces / DRW Portfolio Transaction:			
Presale Developments - 2019 Funding[2]	154	—	154
Total	$ 1,345	$ 276	**$ 1,069**

Estimated Sources through 2023:	Capital Sources
Cash and Cash Equivalents as of December 31, 2018	$ 71
Estimated Cash Flow Available for Investment - through 2023[3]	260
Anticipated Debt Funding - through 2023[4]	100 - 300
Anticipated Capital Recycling and/or Equity Funding - through 2023[4]	638 - 438
Total	**$ 1,069**

Selected Credit Metrics[5]

Credit Metric:	**December 31, 2018**	**Pro Forma[6]**
Total Debt to Total Asset Value	36.5%	34.3% - 38.3%
Net Debt to EBITDA[7]	6.3x	5.7x - 6.4x

Note: This analysis demonstrates anticipated funding for the developments currently committed, underway, or with expected starts in the current year. As future developments commence, they are expected to be funded via additional dispositions, joint ventures, free cash available for investment, and capital market transactions.

1. Includes owned development and presale projects under construction, and management's Estimated Project Cost for future development deliveries that are expected to commence construction during the current year, as disclosed on pages S-10 and S-11.
2. Reflects the exercise of the option to purchase the remaining interest in the joint ventures with Core Spaces / DRW Real Estate Investments.
3. Available cash flow is derived from disclosures in our 2017 Form 10-K and is calculated as net cash provided by operating activities of $319.9 million less dividend payments of $236.5 million, less principal payments on debt of $12.8 million, less recurring capital expenditures of $18.5 million. Calculation results in available cash flow for investment in 2017 of $52.1 million, which is then annualized over the remaining 20 quarters through the end of 2023.
4. Reflects the company's current anticipated capital sources to fund committed developments through 2023. The actual mix of capital sources may vary based on prevailing capital market conditions and the company's balance sheet management strategy.
5. Refer to definitions outlined on pages S-20 and S-21 for detailed definitions of terms appearing on this page.
6. Ratios represent the pro forma impact of development deliveries and funding alternatives assumed in the Sources and Uses table. The lower end of the pro forma leverage ranges assumes remaining capital needs in excess of debt are funded with equity, while the higher end assumes remaining needs in excess of debt are funded with dispositions. Actual ratios will vary based on the timing of construction funding, future cash flow available for investment, and the ultimate mix of sources from debt, equity, joint ventures, or dispositions.
7. Refer to page S-15 for a reconciliation of EBITDA to net income, the most directly comparable GAAP measure.

S-16

2019 Outlook - Summary1 ($ in thousands, except share and per share data) Low High Net income2 $ 74,600 $ 86,700 Noncontrolling interests 900 1,000 Depreciation and amortization 258,200 259,100 Funds from operations ("FFO") $ 333,700 $ 346,800 Elimination of operations from on-campus participating properties (14,100) (13,700) Contribution from on-campus participating properties 5,500 6,100 Transaction costs3 800 800 Funds from operations - modified ("FFOM") $ 325,900 $ 340,000 Net income per share - diluted $ 0.54 $ 0.62 FFO per share - diluted $ 2.40 $ 2.50 FFOM per share - diluted $ 2.35 $ 2.45 Weighted-average common shares outstanding - diluted 138,866,100 138,866,100 1. The company believes that the financial results for the fiscal year ending December 31, 2019 may be affected by, among other factors: • national and regional economic trends and events; • the success of leasing the company's owned properties for the 2019-2020 academic year; • the timing of acquisitions, dispositions or joint venture activity; • interest rate risk; • the timing of commencement and completion of construction on owned development projects; • the ability of the company to be awarded and the timing of the commencement of construction on third-party development projects; • university enrollment, funding and policy trends; • the ability of the company to earn third-party management revenues; • the amount of income recognized by the taxable REIT subsidiaries and any corresponding income tax expense; • the ability of the company to integrate acquired properties; • the outcome of legal proceedings arising in the normal course of business; and • the finalization of property tax rates and assessed values in certain jurisdictions. 2. Does not include any potential gain or loss on sale from anticipated dispositions or the effect of transferring Blanton Common to the lender, as such will be eliminated for the purposes of calculating FFOM. 3. Represents transaction costs related to the closing of two presale development properties as disclosed on page S-11. S-17

2019 Outlook - Detail

($ in thousands, except share and per share data)

FFO Guidance	Low	High	Assumptions & Other
Owned properties[1]:			
2019 same store properties:			
Same store revenue	$ 808,000	$ 813,000	Assumes academic year 2019/2020 opening same store rental revenue growth of 1.5% - 3.0%.
% growth	*2.3%*	*2.9%*	
Same store operating expenses	(368,600)	(365,600)	
% growth	*3.1%*	*2.3%*	
Same store net operating income ("NOI")	$ 439,400	$ 447,400	
% growth	*1.6%*	*3.4%*	
2019 new properties NOI	$ 44,700	$ 45,900	
2019 lost NOI from dispositions and other	$ (1,300)	$ (1,300)	Includes lost NOI from an anticipated $9.5 million disposition during the second quarter and recurring professional fees related to the operation of the ACC / Allianz joint venture.
Total owned properties NOI	$ 482,800	$ 492,000	
Third-party development services revenue	$ 13,400	$ 16,400	
Third-party management services revenue[2]	$ 12,800	$ 13,600	
Third-party development and mgmt. services expenses[2]	$ (20,100)	$ (20,500)	
General and administrative expenses	$ (29,800)	$ (30,500)	
Ground/facility leases expense	$ (14,100)	$ (14,500)	
Less: OCPP ground/facility leases expense	$ 3,300	$ 3,700	
Interest income	$ 3,600	$ 3,600	
Interest expense	$ (110,000)	$ (111,200)	Net of $11.5 million of capitalized interest.
Less: OCPP interest expense	$ 4,900	$ 4,900	
Amortization of deferred financing costs	$ (4,700)	$ (4,800)	
Corporate depreciation[3]	$ (5,300)	$ (5,300)	
OCPP overhead	$ (1,600)	$ (1,600)	
Income tax provision	$ (1,100)	$ (1,100)	
Joint Ventures ("JV"):			
Existing JV partners' share of FFO[4]	$ (11,200)	$ (11,200)	For purposes of calculating NAV, the company excludes $16.9 million of existing JV partners' share of NOI.
Speculative JV partner's share of FFO	$ (3,300)	$ (400)	Represents the anticipated sale of a minority JV interest in a portfolio of properties in the 3rd quarter for proceeds of approximately $180 million at the low end and $90 million at the high end of guidance.
Contribution from on-campus participating properties[5]	$ 5,500	$ 6,100	
Transaction costs[6]	$ 800	$ 800	
FFOM per share - diluted	**$ 2.35**	**$ 2.45**	

1. Refer to page S-19 for detail of the 2019 same store and new property groupings.
2. Includes approximately $3.2 million in reimbursed payroll costs as described on page S-13.
3. Represents depreciation expenses not added back in the calculation of FFO and FFOM as per the NAREIT definition of FFO.
4. Includes existing JV partners' share of net income of $2.7 million plus their share of real estate depreciation expense of $8.5 million for a total share of FFO of $11.2 million.
5. Includes the company's 50% share of OCPP net cash flow and management and development fees received, as per the definition of FFOM on page S-20.
6. Represents transaction costs related to the closing of two presale development properties as disclosed on page S-11.

S-18

Detail of Property Groupings
As of December 31, 2018

	2018 Grouping				2019 Grouping			
	Same Store Properties		New Properties		Same Store Properties		New Properties	
	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds
Properties Purchased or Developed Prior to January 1, 2017	129	76,289			129	76,289		
2017 Acquisition Properties			7	3,516	7	3,516		
2017 Development Deliveries			10	7,454	10	7,454		
2018 Development Deliveries			10	6,986			10	6,986
2019 Development Deliveries			5	3,159			5	3,159
2020 Development Deliveries			2	2,211			2	2,211
2021 Development Deliveries[1]			—	3,369			—	3,369
Total Owned Properties	**129**	**76,289**	**34**	**26,695**	**146**	**87,259**	**17**	**15,725**
Total # of Owned Properties Excluded[2]				**2**				
Total Owned Design Beds Excluded[1]				**1,004**				
Grand Total # of Owned Properties (All Groupings)				**165**				
Grand Total Owned Design Beds (All Groupings)				**103,988**				

Note on Property Portfolio: When disclosing our number of properties and design beds as of a certain date, we include all properties that are owned and operating as of that date, as well as properties that are under construction and anticipated to open for operations in future years. Properties that are in our development pipeline but have not yet commenced construction are not included.

2018: The 2018 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2018 and 2017. This same store grouping will be used for purposes of presenting our 2018 same store operating results.

2019: The 2019 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2019 and 2018. This same store grouping will be used for purposes of presenting our 2019 same store operating results.

1. The Disney College Program project will be delivered in multiple phases over several years with initial deliveries expected to occur in 2020 and full development completion in 2023. All phases are counted as one property in the table above.
2. Represents one property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017, and one property at Prairie View A&M University that was converted to the OCPP structure in January 2019.

S-19

Definitions ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to invest our capital and to develop, own, and operate on-campus student housing communities. Properties under this structure are considered to be owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense* Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Cash Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non- cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (”FFO”) (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, the (”FFOM”) elimination of real estate transaction costs, and other items, as we determine in good faith, that do not reflect our core operations on a comparative basis. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-20

Definitions GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Net Debt* Total Debt less Cash. Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income Property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and “NOI” administrative expenses. On-campus Participating A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, Properties construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design beds less beds used by on-site staff. Same Store Grouping Owned properties owned and operating for both of the entire annual periods presented, which are not conducting or planning to conduct substantial development or redevelopment, or repositioning activities, and are not classified as held for sale as of the current period- end. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables and intangibles, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including capital leases and excluding mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions, the original issued discount on unsecured notes, and deferred financing costs. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-21

Investor Information

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	President
Jennifer Beese	Chief Operating Officer
Daniel Perry	Chief Financial Officer
William Talbot	Chief Investment Officer
Kim Voss	Chief Accounting Officer

Research Coverage

Jacob Kilstein	Argus Research Company	(646) 747-5447	jkilstein@argusresearch.com
Jeffery Spector / Shirley Wu	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-3081	jeff.spector@baml.com / s.wu@baml.com
Daniel Bernstein / Louis Benedict	Capital One	(571) 835-7202 / (646) 231-9584	daniel.bernstein@capitalone.com / louis.benedict@capitalone.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Derek Johnston / Tom Hennessy	Deutsche Bank Securities, Inc.	(212) 250-5683 / (212) 250-4063	derek.johnston@db.com / tom.hennessy@db.com
Steve Sakwa / Samir Khanal	Evercore ISI	(212) 446-9462 / (212) 888-3796	steve.sakwa@evercoreisi.com / samir.khanal@evercoreisi.com
Andrew Rosivach	Goldman Sachs	(212) 902-2796	andrew.rosivach@gs.com
John Pawlowski / Alan Peterson	Green Street Advisors	(949) 640-8780 / (949) 640-8780	jpawlowski@greenstreetadvisors.com / apeterson@greenstreetadvisors.com
Aaron Hecht	JMP Securities	(415) 835-3963	ahecht@jmpsecurities.com
Anthony Paolone / Nikita Bely	J.P. Morgan Securities	(212) 622-6682 / (212) 622-0695	anthony.paolone@jpmorgan.com / nikita.bely@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@key.com / awurschmidt@key.com
Drew Babin / Alex Kubicek	Robert W. Baird & Co.	(610) 238-6634 / (414) 765-7311	dbabin@rwbaird.com / akubicek@rwbaird.com
Alexander Goldfarb / Daniel Santos	Sandler O'Neill + Partners, L.P.	(212) 466-7937 / (212) 466-7927	agoldfarb@sandleroneill.com / dsantos@sandleroneill.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Corporate Headquarters

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

Tel: (512) 732-1000
Fax: (512) 732-2450
www.americancampus.com

Investor Relations

Ryan Dennison
SVP, Capital Markets and Investor Relations

(512) 732-1000
rdennison@americancampus.com

S-22

Forward-looking Statements and Non-GAAP Financial Measures In addition to historical information, this supplemental package contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. For discussions of some risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2017 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, including our expected 2019 operating results, whether as a result of new information, future events, or otherwise. This presentation contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). These items include earnings before interest, tax, depreciation and amortization (“EBITDA”), net operating income (“NOI”), funds from operations (“FFO”) and FFO-Modified (“FFOM”). Refer to Definitions for a detailed explanation of terms appearing in the supplement. The Company presents this financial information because it considers each item an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. These measures should not be considered as alternatives to net income or loss computed in accordance with GAAP as an indicator of the Company's financial performance or to cash flow from operating activities computed in accordance with GAAP as an indicator of its liquidity, nor are these measures indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.